EXHIBIT 99.1



                        Ennis Business Forms, Inc.
                   1998 Option and Restricted Stock Plan


                                I.  GENERAL

      1.    Purpose.   This  Ennis Business Forms,  Inc.  1998  Option  and
Restricted Stock Plan (this "1998 Plan") has been established by ENNIS BUSINESS FORMS, INC. (the "Company") to:

         (a) attract and retain key executive and managerial employees, consultants and non-employee directors;

          (b) motivate participating employees, consultants and non-employee directors by means of appropriate incentive, to achieve long-range goals;

          (c) provide incentive compensation opportunities that are competitive with those of other major corporations; and

         (d)   further  identify Participants'  interests  with
               those   of   the   Company's  other   shareholders   through
               compensation alternatives based on the Company's common stock;

and thereby promote the long-term financial interest of the Company and its Subsidiaries, including the growth in value of the Company's equity and enhancement of long-term shareholder return.

      2. Effective Date. Subject to the affirmative vote of the holders of the Shares possessing a majority of the voting power of the Company present in person or by proxy at the Annual Meeting of the shareholders of the Company to be held on or about June 18, 1998, this 1998 Plan shall be effective as of March 2, 1998, provided, however, that awards made under this 1998 Plan prior to such approval of this 1998 Plan by the shareholders of the Company are contingent on such approval of this 1998 Plan by the shareholders of the Company and shall be null and void if such approval of the shareholders of the Company is withheld. This 1998 Plan shall be unlimited in duration and, in the event of plan termination, shall remain in effect as long as any awards under it are outstanding; provided, however, that no awards of incentive stock options, as described in Section 422(b) of the Code or any successor sections thereto ("Incentive Stock Options"), shall be made after March 1, 2008.

      3. Definitions. The following definitions are applicable to this 1998 Plan.

     "Award Agreement" has the meaning ascribed to it in paragraph I.12.

     "Board" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" means the Executive Compensation and Stock Option Committee of the Board.

      "Disabled"  means  the inability of a Participant,  by  reason  of  a
physical  or  mental    impairment, to engage in  any  substantial  gainful
activity, of which the Board shall be the sole judge.

     "Fair Market Value" of any Share means (a) if the Shares are listed on a national securities exchange, the closing price on the Shares on a given date; (b) if the Shares are traded on an exchange or market in which prices are reported on a bid and asked price, the average of the mean between the bid and asked price for the Shares on a given date; and (c) if the Shares are not listed on a national securities exchange nor traded on the over-the-counter market, such value as the Committee, in good faith, shall determine.

      "1934 Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.

      "Option Date" means, with respect to any Stock Option, the date on which the Stock Option is awarded under this 1998 Plan.

      "Participant" means any employee, consultant or non-employee director of the Company or any Subsidiary who is selected by the Board to participate in this 1998 Plan.

      "Permitted Transferees" means a member of an optionee's immediate family, trusts for the benefit of such immediate family members, and partnerships in which the optionee and/or such immediate family members are the only partners, provided that no consideration is provided for the transfer. Immediate family members shall include an optionee's descendants (children, grandchildren and more remote descendants), and shall include step-children and relationships arising from legal adoption.

      "Related Company" means any corporation during any period in which it is a Subsidiary, or during any period in which it directly or indirectly owns 50% or more of the total combined voting power of all classes of stock of the Company that are entitled to vote.

     "Restricted Period" has the meaning ascribed to it in Part IV.

     "Restricted Stock" has the meaning ascribed to it in Part IV.

      "Retirement" means (i) termination of employment in accordance with the retirement procedures set by the Company from time to time; (ii) termination of employment or service as a consultant or non-employee director because a participant becomes Disabled; or (iii) termination of employment voluntarily with the consent of the Company (of which the Board shall be the sole judge).

      "Share" or "Shares" means the Common Shares, $2.50 par value per share, of the Company.

      "Stock Option" means the right of a Participant to purchase Shares pursuant to an Incentive Stock Option or Non-Qualified Option awarded pursuant to the provisions of this 1998 Plan.

      "Subsidiary" means any corporation during any period of which 50% or more of the total combined voting power of all classes of shares entitled to vote is owned, directly or indirectly, by the Company.

      4. Administration. The authority to manage and control the operation and administration of this 1998 Plan shall be vested in the Executive Compensation and Stock Option Committee of the Board (the "Committee"). Subject to the provisions of this 1998 Plan, the Committee will have authority to select employees or other persons to receive awards of Stock Options and/or Restricted Stock, to determine the time or times of receipt, to determine the types of awards and the number of Shares covered by the awards and to establish the terms, conditions, performance criteria, restrictions, and other provisions of such awards. In making such award determinations, the Committee may take into account the nature of services rendered by the respective employee or other person, his or her present and potential contribution to the Company's success and such other factors as the Committee deems relevant. The Committee is authorized to interpret this 1998 Plan, to establish, amend, and rescind any rules and regulations relating to this 1998 Plan, to determine the terms and provisions of any agreements made pursuant to this 1998 Plan, and to make all other determinations that may be necessary or advisable for the administration of this 1998 Plan.

      The Board, in its discretion, may revest any or all such authority, powers and discretion under this Plan in itself at any time. The Committee shall function as follows: a majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be the acts of the Committee, unless provisions to the contrary are embodied in the Company's Bylaws or resolutions duly adopted by the Board. All actions taken and decisions and determinations made by the Board or the Committee pursuant to the Plan shall be binding and conclusive on all persons interested in the Plan. No member of the Board or the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan.

      5. Participation. Subject to the terms and conditions of this 1998 Plan, the Committee shall determine and designate, from time to time, the key executives and managerial employees, consultants and non-employee directors of the Company and/or its Subsidiaries who will participate in this 1998 Plan. In the discretion of the Committee, an eligible employee or other person may be awarded Stock Options or Restricted Stock or any combination thereof, and more than one award may be granted to a
Participant. Except as otherwise agreed to by the Company and the Participant, any award under this 1998 Plan shall not affect any previous award to the Participant under this 1998 Plan or any other plan maintained by the Company or its Subsidiaries.

      6. Shares Subject to this 1998 Plan. The Shares with respect to which awards may be made under this 1998 Plan shall be either authorized and unissued Shares or issued and outstanding Shares (including, in the discretion of the Committee, Shares purchased in the market). Subject to the provisions of paragraph I.10, the number of Shares available under this 1998 Plan for the grant of Stock Options and Restricted Stock shall not exceed 820,000 Shares in the aggregate. If, for any reason, any award under this 1998 Plan otherwise distributable in Shares, or any portion of the award, shall expire, terminate or be forfeited pursuant to the terms of this 1998 Plan and, therefore, any such Shares are no longer distributable under the award, such Shares shall again be available for award under this 1998 Plan. The maximum number of Shares with respect to which options or rights may be granted each calendar year to each Participant shall be 410,000. In addition, the maximum number of Shares with respect to which options or rights may be granted to each Participant over the life of this 1998 Plan shall also be 410,000.

      7. Compliance With Applicable Laws and Withholding of Taxes. Notwithstanding any other provision of this 1998 Plan, the Company shall have no liability to issue any Shares under this 1998 Plan unless such issuance would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity. Prior to the issuance of any Shares under this 1998 Plan, the Company may require a written statement that the recipient is acquiring the Shares for investment and not for the purpose or with the intention of distributing the Shares. All awards and payments under this 1998 Plan are subject to withholding of all applicable taxes, which withholding obligations may be satisfied, with the consent of the Committee, through the surrender of Shares which the Participant already owns, or to which a Participant is otherwise entitled under this 1998 Plan. The Company shall have the right to deduct from all amounts paid in cash in consequence of the exercise of a Stock Option or in connection with an award of Restricted Stock under this 1998 Plan any taxes required by law to be withheld with respect to such cash payments. Where an employee or other person is entitled to receive Shares pursuant to the exercise of a Stock Option pursuant to this 1998 Plan, the Company shall have the right to require the employee or such other person to pay to the Company the amount of any taxes that the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or sell without notice, a sufficient number of such Shares to cover the amount required to be withheld. Upon the disposition (within the meaning of Code
Section 424(c)) of Shares acquired pursuant to the exercise of an Incentive Stock Option prior to the expiration of the holding period requirements of Code Section 422(a)(1), the Participant shall be required to give notice to the Company of such disposition and the Company shall have the right to require the Participant to pay to the Company the amount of any taxes that are required by law to be withheld with respect to such disposition. Upon termination of the Restricted Period with respect to an award of Restricted Stock (or such earlier time, if any, as an election is made by the Participant under Code Section 83(b), or any successor provisions thereto, to include the value of such Shares in taxable income), the Company shall have the right to require the employee or other person receiving Shares in respect of such Restricted Stock award to pay to the Company the amount of taxes that the Company is required to withhold with respect to such Shares or, in lieu thereof, to retain or sell without notice a sufficient number of Shares held by it to cover the amount required to be withheld. The Company shall have the right to deduct from all dividends paid with respect to Restricted Stock the amount of taxes that the Company is required to withhold with respect to such dividend payments.

     8. Transferability. Incentive Stock Options, and, during the period of restriction, Restricted Stock awarded under this 1998 Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution. Incentive Stock Options may be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. If provided in the Award Agreement, Non-Qualified Stock Options may be transferred by a Participant to Permitted Transferees, and may be exercised either by the Participant, his or her guardian or legal representative, or by a Permitted Transferee.

      9. Employment and Shareholder Status. This 1998 Plan does not constitute a contract of employment, and selection as a Participant will not give any employee the right to be retained in the employ of the Company or any Subsidiary. Subject to the provisions of paragraph IV.3(a), no award under this 1998 Plan shall confer upon the holder thereof any right as a shareholder of the Company prior to the date on which he or she fulfills all service requirements and other conditions for receipt of
Shares. If the redistribution of Shares is restricted pursuant to paragraph I.7, certificates representing such Shares may bear a legend referring to such restrictions.

      10. Adjustments to Number of Shares Subject to this 1998 Plan. In the event of any change in the outstanding Shares of the Company by reason of any share dividend, split, spinoff, recapitalization, merger, consolidation, combination, exchange of Shares or other similar change, the aggregate number of Shares with respect to which awards may be made under this 1998 Plan, the terms and the number of Shares of any outstanding Stock Options or Restricted Stock, and the purchase price of a Share under Stock Options, may be equitably adjusted by the Committee in its sole discretion.

     11. Change in Control. The following provisions shall apply unless a Participant's written agreement with the Company provides otherwise. If, while any Stock Options or Restricted Shares are outstanding under this 1998 Plan, there shall occur (a) a merger or consolidation of the Company with or into another corporation in which the Company shall not be the surviving corporation (other than any such merger or consolidation undertaken solely to change the jurisdiction of incorporation of the Company), (b) a dissolution of the Company, or (c) a transfer of all or substantially all of the assets of the Company in one transaction or a series of related transactions to one or more other persons or entities, then, with respect to each Stock Option and Restricted Stock outstanding immediately prior to the consummation of such transaction, if provision is not otherwise made in writing in connection with such transaction for the substitution of securities of another corporation, and without the necessity of any action by the Board of Directors, each such Stock Option or grant of Restricted Stock shall terminate, but the holder of any outstanding Stock Option shall be entitled, immediately prior to the effective date of such transaction, to purchase the number of Shares that are then vested and exercisable. The unexercised portion of any Stock Option, and all non-vested Restricted Stock shall be deemed canceled, forfeited, and terminated as of the effective date of such transaction.

      12. Agreement With Company. At the time of any awards under this 1998 Plan, the Committee will require a Participant to enter into an agreement (each, an "Award Agreement") with the Company in a form specified by the Committee, agreeing to the terms and conditions of this 1998 Plan and to such additional terms and conditions, not inconsistent with this 1998 Plan, as the Committee may, in its sole discretion, prescribe.

     13. Amendment and Termination of 1998 Plan. Subject to the following provisions of this paragraph I.13, the Committee may at any time and in any way amend, suspend or terminate this 1998 Plan. No amendment of this 1998 Plan and, except as provided in paragraph I.10, no action by the Committee shall, without further approval of the shareholders of the Company, increase the total number of Shares with respect to which awards may be made under this 1998 Plan, materially increase the benefits accruing to Participants under this 1998 Plan or materially modify the requirements as to eligibility for participation in this 1998 Plan, if shareholder approval of such amendment is a condition of Securities and Exchange Commission Rule 16b-3 or the Code at the time such amendment is adopted. No amendment, suspension or termination of this 1998 Plan shall alter or impair any Stock Option or share of Restricted Stock previously awarded under this 1998 Plan without the consent of the holder thereof.


                  II.  INCENTIVE STOCK OPTIONS

      1. Definition. The award of an Incentive Stock Option under this 1998 Plan entitles the Participant to purchase Shares at a price fixed at the time the option is awarded, subject to the following terms of this Part II.

      2. Vesting of Incentive Stock Options. Each Incentive Stock Option granted hereunder may be exercised only to the extent that the Participant is vested in such Incentive Stock Option. A Participant shall vest separately in each Incentive Stock Option granted hereunder in accordance with a schedule determined by the Committee, in its sole discretion, which will be incorporated in the Award Agreement. Unless otherwise determined by the Committee, each Award Agreement will provide that the Incentive Stock Option vests in accordance with the following schedule:

Number of years the Participant
has remained in the employ of                 Extent to which the
the Company or a Subsidiary following             Incentive Stock
the grant of an Incentive Stock Option:         Option is vested:

     Less than two                                        0%
     At least two but less than three                    25%
     At least three but less than four                   50%
     At least four but less than five                    75%
     Five or more                                       100%

Anything contained in this paragraph to the contrary notwithstanding, unless otherwise determined by the Committee, a Participant shall become fully (100%) vested in each of his or her Incentive Stock Options upon his or her termination of employment with the Company for reasons of death, Disability or Retirement at or after age 65, upon termination of employment incident to the Company's sale of a Subsidiary or a change in control of the Company, or, if in the sole discretion of the Committee, the Committee determines that acceleration of the Incentive Stock Option vesting schedule would be desirable for the Company.

     3. Eligibility. The Committee shall designate the Participants, all of whom shall be employees of the Company or a Subsidiary, to whom Incentive Stock Options, as described in section 422(b) of the Code or any successor section thereto, are to be awarded under this 1998 Plan and shall determine the number of option shares to be offered to each of them. In no event shall the aggregate Fair Market Value (determined at the Option Date) of Shares with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year (under all plans of the Company and all Related Companies) exceed $100,000.

      4. Price. The purchase price of a Share under each Incentive Stock Option shall be determined by the Committee; provided, however, that in no event shall such price be less than the greater of (a) 100% of the Fair Market Value of a Share as of the Option Date (or 110% of such Fair Market Value if the holder of the option owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary) or (b) the par value of a Share on such date. To the extent provided by the Committee, the full purchase price of each Share purchased upon the exercise of any Incentive Stock Option shall be paid in cash or in Shares (valued at Fair Market Value as of the day of exercise), or in any combination thereof, at the time of such exercise and, as soon as practicable thereafter, a certificate representing the Shares so purchased shall be delivered to the person entitled thereto.

      5. Exercise. Unless restricted by the Committee, Participants may elect to pay the purchase price of Shares purchased upon the exercise of Incentive Stock Options in cash or through the constructive delivery at the time of such exercise of Shares (valued at Fair Market Value as of the day of exercise) already owned by the Participant, or any combination thereof, equivalent to the purchase price of such Incentive Stock Options, and, as soon as practicable thereafter, a certificate representing the net number of Shares so purchased shall be delivered to the person entitled thereto. A Participant's payment of the purchase price in connection with the exercise of an Incentive Stock Option through actual or constructive delivery of Shares (the "ISO Shares") that were acquired through the exercise of an Incentive Stock Option and that have not been held for more than one year will be considered a disposition (within the meaning of Code
Section 424(c)) of the ISO Shares, resulting in the disqualification of the ISO Shares from treatment as an incentive stock option under Code Section 422, and the Participant's recognition of ordinary income. Participants should consult with their tax advisors prior to electing to exercise an Incentive Stock Option by this method.

     6. Option Expiration Date. The "Expiration Date" with respect to an Incentive Stock Option or any portion thereof awarded to a Participant under this 1998 Plan means the earliest of:

          (a) the date that is 10 years after the date on which the Incentive Stock Option is awarded (or, if the Participant owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary, the date that is 5 years after the date on which the Incentive Stock Option is awarded);

          (b) the date established by the Committee at the time of the award;

          (c) the date that is one year after the Participant's employment with the Company and all Related Companies is terminated by reason of the Participant becoming Disabled or the Participant's death; or

          (d) the date that is three months after the date the Participant's employment with the Company and all Related Companies is terminated by reasons other than the Participant's becoming Disabled or the Participant's death.

All rights to purchase Shares pursuant to an Incentive Stock Option shall cease as of such option's Expiration Date.


               III.  NON-QUALIFIED STOCK OPTIONS

     1. Definition. The award of a Non-Qualified Stock Option under this 1998 Plan entitles the Participant to purchase Shares at a price fixed at the time the option is awarded, subject to the following terms of this Part III.

     2. Vesting of Non-Qualified Stock Options. Each Non-Qualified Stock Option granted hereunder may be exercised only to the extent that the Participant is vested in such Non-Qualified Stock Option. A Participant shall vest separately in each Non-Qualified Stock Option granted hereunder in accordance with a schedule determined by the Committee, in its sole discretion, which will be incorporated in the Award Agreement. Unless otherwise determined by the Committee, each Award Agreement will provide that the Non-Qualified Stock Option vests in accordance with the following schedule:

Number of years of service as an employee,
consultant or non-employee director of             Extent to which the
the Company or a Subsidiary following              Non-Qualified Stock
the grant of the Non-Qualified Stock Option:         Option is vested:

     Less than two                                           0%
     At least two but less than three                       25%
     At least three but less than four                      50%
     At least four but less than five                       75%
     Five or more                                          100%

Anything contained in this paragraph to the contrary notwithstanding, unless determined by the Committee, a Participant shall become fully (100%) vested in each of his or her Non-Qualified Stock Options upon his or her termination of employment with the Company for reasons of death, Disability or Retirement at or after age 65, upon termination of employment incident to the Company's sale of a Subsidiary or a change in control of the Company, or if in the sole discretion of the Committee, the Committee determines that acceleration of the Non-Qualified Stock Option vesting schedule would be desirable for the Company.

      3. Eligibility. The Committee shall designate the Participants to whom Non-Qualified Stock Options are to be awarded under this 1998 Plan and shall determine the number of option shares to be offered to each of them.

      4. Price. The purchase price of a Share under each Non-Qualified Stock Option shall be determined by the Committee; provided, however, that in no event shall such price be less than the greater of (a) one hundred percent (100%) of the Fair Market Value of a Share as of the Option Date or
(b) the par value of such Share on such date. To the extent provided by the Committee, the full purchase price of each Share purchased upon the exercise of any Non-Qualified Stock Option shall be paid in cash or in Shares (valued at Fair Market Value as of the day of exercise), or in any combination thereof, at the time of such exercise and, as soon as practicable thereafter, a certificate representing the Shares so purchased shall be delivered to the person entitled thereto. In addition, unless restricted by the Committee, Participants may elect to pay the purchase price of Shares purchased upon the exercise of Non-Qualified Stock Options through the constructive delivery at the time of such exercise of Shares (valued at Fair Market Value as of the day of exercise) already owned by the Participant, equivalent to the purchase price of such Non-Qualified Stock Options, and, as soon as practicable thereafter, a certificate representing the net number of Shares so purchased shall be delivered to the person entitled thereto. Participants also may elect to pay, unless restricted by the Committee, the purchase price, in whole or in part, of Shares purchased upon the exercise of Non-Qualified Options through the Company's withholding of Shares (valued at Fair Market Value as of the day of exercise) that would otherwise be issuable upon exercise of such options equivalent to the purchase price of such Non-Qualified Stock Options and, as soon as practicable thereafter, a certificate representing the net number of Shares so purchased shall be delivered to the person entitled thereto.

      5. Option Expiration Date. The "Expiration Date" with respect to a Non-Qualified Stock Option or any portion thereof awarded to a Participant under this 1998 Plan means the earliest of:

          (a) the date established by the Committee at the time of the award;

          (b) the date that is one year after the Participant's employment with the Company and all Related Companies is terminated by reason of the Participant becoming Disabled or by reason of the Participant's death; or

          (c) unless otherwise specified in the Award Agreement, the date that is three months after the date the Participant's employment with the Company and all Related Companies is terminated by reasons other than death or becoming Disabled, or three months after the date the Participant's service as a non-employee director or consultant of the Company and all Related Companies is terminated for any reason.

All rights to purchase Shares pursuant to a Non-Qualified Stock Option shall cease as of such option's Expiration Date.


                     IV.  RESTRICTED STOCK

      1. Definition. Restricted Stock awards are grants of Shares to Participants, the vesting of which is subject to the following schedule (unless otherwise determined by the Committee) and any other conditions established by the Committee:

Number of years of Service as an
employee, consultant or non-employee
director of the Company or a Subsidiary           Extent to which
following the grant of Restricted Stock:      the restrictions lapse:

     Less than two                                        0%
     At least two but less than three                    25%
     At least three but less than four                   50%
     At least four but less than five                    75%
     Five or more                                       100%

Anything contained in this paragraph to the contrary notwithstanding, unless otherwise determined by the Committee, a Participant shall become fully (100%) vested in each of his or her award of Restricted Stock upon his or her termination of employment with the Company for reasons of death, Disability or Retirement at or after age 65, upon termination of employment incident to the Company's sale of a Subsidiary or a change in control of the Company, or, if in the sole discretion of the Committee, the Committee determines that acceleration of the above vesting schedule would be desirable for the Company.

      2. Eligibility. The Committee shall designate the Participants to whom Restricted Stock is to be awarded and the number of Shares that are subject to the award.

      3. Terms and Conditions of Awards. All Shares of Restricted Stock awarded to Participants under this 1998 Plan shall be subject to the following terms and conditions and to such other terms and conditions, not inconsistent with this 1998 Plan, as shall be prescribed by the Committee in its sole discretion and as shall be contained in the agreement referred to in paragraph I.12.

           (a) Restricted Stock awarded to Participants, and with respect to which the restrictions have not lapsed pursuant to vesting, may not be sold, assigned, transferred, pledged or otherwise encumbered, except as herein provided. (The period during which such restrictions apply to Shares is hereinafter referred to as the "Restricted Period" with respect to such
               Shares.)   Except for such restrictions, the Participant  as
               owner of such Shares shall have all the rights of a shareholder, including but not limited to the right to vote such Shares and, except as otherwise provided by the Committee, the right to receive all dividends paid on such Shares.

           (b) The Committee may in its discretion, at any time after the date of the award of Restricted Stock, adjust the length of the Restricted Period to account for individual circumstances of a Participant or group of Participants, but in no case shall the length of the Restricted Period be less than one year.

           (c) Except as otherwise determined by the Committee in its sole discretion, a Participant whose employment with the Company and all Related Companies terminates prior to the end of the Restricted Period for any reason shall forfeit all Shares of Restricted Stock as to which the restrictions have not lapsed.

           (d) Each certificate issued in respect of Shares of Restricted Stock awarded under this 1998 Plan shall be registered in the name of the Participant and, at the discretion of the Committee, each such certificate may be deposited in a bank designated by the Committee. Each such certificate shall bear the following (or a similar) legend:

               The transferability of this certificate and the Shares represented hereby are subject to the terms and conditions (including forfeiture) contained in the ENNIS BUSINESS FORMS, INC., 1998 Option and Restricted Stock Plan and an agreement entered into between the registered owner and ENNIS BUSINESS FORMS, INC. A copy of such plan and agreement is on file in the office of the Secretary of ENNIS BUSINESS FORMS, INC., 107 North Sherman Street, Ennis, Texas 75119.

           (e) At the end of the Restricted Period for Restricted Stock, such Restricted Stock will be transferred free of all restrictions to a Participant (or his or her legal representative, beneficiary or heir).